Exhibit (h)(4)(xvii)

AMENDMENT NO. 16

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 16, dated as of April 30, 2012 (“Amendment No. 16”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the All Asset Moderate Growth-Alt 15 Portfolio, All Asset Aggressive-Alt 25 Portfolio, AXA Aggressive Strategy Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/High Yield Bond Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/PIMCO Real Return Portfolio and EQ/Real Estate PLUS Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	All references in the Agreement to AXA Advisors, LLC are hereby deleted.

3.	Name Changes. Effective April 30, 2012, the name of All Asset Allocation Portfolio will change to All Asset Growth-Alt 20 Portfolio. Effective October 2011, the names of ATM Core Bond Portfolio and ATM Government Bond Portfolio were changed to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond Portfolio, respectively.

4.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 16 as of the date first above set forth.

EQ ADVISORS TRUST			AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh		By:	/s/ Steven M. Joenk
	Name:	Brian Walsh		Name:	Steven M. Joenk
	Title:	Chief Financial Officer and Treasurer		Title	Senior Vice President

AXA DISTRIBUTORS, LLC

By:	Nicholas B. Lane
	Name:	Nicholas B. Lane
	Title:	Chairman, President and Chief Executive Officer

SCHEDULE B

AMENDMENT NO. 16

AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Growth – Alt 20 Portfolio (formerly, All Asset

Allocation Portfolio)

All Asset Moderate Growth – Alt 15 Portfolio

All Asset Aggressive – Alt 25 Portfolio

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager International Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

(formerly, ATM Core Bond Portfolio)

EQ/AllianceBernstein Short-Term Government

Bond Portfolio (formerly, ATM Government

Bond Portfolio)

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Equity Index Portfolio

EQ/High Yield Bond Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/International Value PLUS Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio